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                                                                    EXHIBIT (12)

                      DAYTON HUDSON CORPORATION AND SUBSIDIARIES
               COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND
      RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS FOR THE
               NINE MONTHS ENDED NOVEMBER 1, 1997 AND NOVEMBER 2, 1996
                    AND FOR THE FIVE YEARS ENDED FEBRUARY 1, 1997

                                (Millions of Dollars)


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
                                                     Nine Months Ended                Fiscal Year Ended
                                                    ------------------  -----------------------------------------------
                                                    NOV. 1,   Nov. 2,   FEB. 1,    Feb 3,  Jan. 28,  Jan. 29,  Jan. 30,
                                                       1997      1996      1997      1996      1995      1994      1993
                                                    -------   -------   -------    ------  --------  --------  --------
RATIO OF EARNINGS TO FIXED CHARGES:

Earnings:
 Consolidated net earnings before extraordinary
    charge   . . . . . . . . . . . . . . . . . . .  $   446    $  259   $   474   $   311   $   434   $   375   $   383
 Income taxes. . . . . . . . . . . . . . . . . . .      292       169       309       190       280       232       228
                                                    -------   -------   -------    ------  --------  --------  --------
    Total earnings before extraordinary charge . .      738       428       783       501       714       607       611
                                                    -------   -------   -------    ------  --------  --------  --------



Fixed charges:
 Interest expense. . . . . . . . . . . . . . . . .      335       351       464       461       439       459       454
 Interest portion of rental expense. . . . . . . .       43        45        59        59        56        45        43
                                                    -------   -------   -------    ------  --------  --------  --------
    Total fixed charges. . . . . . . . . . . . . .      378       396       523       520       495       504       497
                                                    -------   -------   -------    ------  --------  --------  --------


Less:
 Capitalized interest. . . . . . . . . . . . . . .     ( 12)     ( 15)     ( 16)     ( 14)      ( 7)      ( 5)      ( 6)
                                                    -------   -------   -------    ------  --------  --------  --------
   Fixed charges in earnings . . . . . . . . . . .      366       381       507       506       488       499       491
                                                    -------   -------   -------    ------  --------  --------  --------
Earnings available for fixed charges . . . . . . .  $ 1,104    $  809   $ 1,290   $ 1,007   $ 1,202   $ 1,106   $ 1,102
                                                    -------   -------   -------    ------  --------  --------  --------
                                                    -------   -------   -------    ------  --------  --------  --------
Ratio of earnings before extraordinary charge
     to fixed charges. . . . . . . . . . . . . . .     2.92      2.04      2.46      1.94      2.43      2.19      2.22
                                                    -------   -------   -------    ------  --------  --------  --------
                                                    -------   -------   -------    ------  --------  --------  --------

RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS:

Total fixed charges, as above. . . . . . . . . . .  $   378    $  396    $  523   $   520   $   495   $   504   $   497
Dividends on preferred stock
 (pre-tax basis) . . . . . . . . . . . . . . . . .       27        27        37        37        39        39        39
                                                    -------   -------   -------    ------  --------  --------  --------
    Total fixed charges and preferred
      stock dividends. . . . . . . . . . . . . . .      405       423       560       557       534       543       536
                                                    -------   -------   -------    ------  --------  --------  --------
Earnings available for fixed charges
 and preferred stock dividends . . . . . . . . . .  $ 1,104    $  809    $1,290   $ 1,007   $ 1,202   $ 1,106   $ 1,102
                                                    -------   -------   -------    ------  --------  --------  --------
                                                    -------   -------   -------    ------  --------  --------  --------

Ratio of earnings before extraordinary charge to
  fixed charges and  preferred stock dividends . .     2.73      1.91      2.30      1.81      2.25      2.04      2.06
                                                    -------   -------   -------    ------  --------  --------  --------
                                                    -------   -------   -------    ------  --------  --------  --------
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